UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)
(856) 232-3000

Copies to:
Richard A. Friedman
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, Peter Amico Jr. tendered his resignation as a director of Airtrax, Inc. (the “Company”), effective immediately.  Mr. Amico, in his letter of resignation, a copy of which is attached as an exhibit hereto, stated that he was resigning to prevent any conflicts between the Company and the estate of his father, Peter Amico Sr., the Company’s former President and Chief Executive Officer, in ongoing negotiations.

On January 16, 2008, the Company provided Mr. Amico with a copy of the disclosures it is making in response to Item 5.02 on this Form 8-K, and has requested that Mr. Amico furnish it with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the above statements within 10 business days of the filing of this Form 8-K.  Such letter shall be filed as an exhibit to an amended Form 8-K within two business days of receipt.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Letter of resignation from Peter L. Amico Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

Date: January 16, 2008	By:	/s/ ROBERT M. WATSON
Robert M. Watson
Chief Executive Officer

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